UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 13, 2008

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

(Exact name of registrant as specified in charter)

New Jersey	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 13, 2008, Damascus Center, LLC (a 70% owned affiliate of First Real Estate Investment Trust of New Jersey (“FREIT”), and a 30% owned affiliate of Damascus 100, LLC) entered into an Agency Agreement with Hekemian Development Resources, LLC (the “Agent”).  The scope of the services related to the Agency Agreement is for the Agent to advise Damascus Center, LLC in all phases of the redevelopment project currently underway at the Damascus Shopping Center located in Damascus, Maryland. Damascus Center, LLC shall pay the Agent a fee equal to 7% of the total development costs up to $17,328,000, as may be modified. Damascus 100, LLC and Hekemian Development Resources, LLC are comprised principally of Hekemian & Co, Inc. employees, including certain members of the immediate family of Robert S. Hekemian, FREIT’s CEO and Chairman of the Board, and Robert S. Hekemian, Jr., a trustee of FREIT. Hekemian & Co, Inc. serves as the managing agent for FREIT.

FREIT is a publicly traded (over-the-counter symbol FREVS) REIT organized in 1961. It has in excess of $240 million (historical cost basis) of assets. Its portfolio of residential and commercial properties extends from Eastern Long Island to Maryland, with the largest concentration in Northern New Jersey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Registrant)

By:	/s/ Robert S. Hekemian
Robert S. Hekemian
Chairman of the Board
Date:  August 19, 2008

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